Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                               CARROLLTON BANCORP
             (Exact name of registrant as specified in its charter)

              Maryland                                      52-1660951
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                     Identification Number)

                               CARROLLTON BANCORP
                       344 NORTH CHARLES STREET, SUITE 300
                            BALTIMORE, MARYLAND 21201
                            TELEPHONE: (410) 536-4600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               CARROLLTON BANCORP
                                2007 EQUITY PLAN
                            (Full title of the plan)

                                Robert A. Altieri
                      President and Chief Executive Officer
                       344 North Charles Street, Suite 300
                            Baltimore, Maryland 21201
                                 (410) 536-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:
                            Charles R. Moran, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                       300 East Lombard Street, 18th Floor
                            Baltimore, Maryland 21202
                            Telephone: (410) 528-5600

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

------------------------- ------------------- ------------------------------- ------------------------------- -------------------
  Title of Securities        Amount to be             Proposed Maximum               Proposed Maximum              Amount of
    to be Registered         Registered(1)      Offering Price Per Share(2)     Aggregate Offering Price(2)    Registration Fee
------------------------- ------------------- ------------------------------- ------------------------------- -------------------
Common Stock,
Par Value $1.00 Per            500,000(3)                  $15.88                       $7,940,000                  $243.76
Share
------------------------- ------------------- ------------------------------- ------------------------------- -------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on May 17, 2007, $15.88, as reported on the Nasdaq National Market for securities of the same class as those to be offered.
(3) This registration statement relates to 500,000 shares of Common Stock, par value $1.00 per share, reserved for issuance under the 2007 Equity Plan (the "Plan").

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           This Registration Statement covers 500,000 shares of Common Stock, par value $1.00 per share, of Carrollton Bancorp (the "Company"). The documents containing the information required to be included in Part I of this Registration Statement will be provided to all persons who are selected to participate in the Plan.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

           The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by the Company (File No. 0-23090) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

           (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

           (c) Current Reports on Form 8-K dated January 30, 2007, February 8, 2007, March 8, 2007, March 26, 2007, and April 30, 2007;

           (d) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the Company's most recent fiscal year ended December 31, 2006; and

           (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (No. 33-33027), filed with the Commission by the Company on January 12, 1990, and any amendments or reports now or heretofore filed for the purpose of updating such description.

           All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers.

           The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter or bylaws a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter and bylaws of the Company contain such provisions which eliminate such liability to the maximum extent permitted by the MGCL. The Bylaws provide that the Company shall, to the full extent permitted by the MGCL, indemnify its directors and officers, including the advance of related expenses. The Bylaws also authorize it, upon authorization of the Board of Directors, to indemnify other employees and/or agents of the Company to the same extent as directors and officers of the Company.

           The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of this service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

           Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

       4.1    Carrollton Bancorp 2007 Equity Plan.

       4.4 Articles of Incorporation of the Company dated January 11, 1990, Articles of Share Exchange between The Carrollton Bank of Maryland and Carrollton Bancorp dated May 21, 1990, and Articles of Amendment dated May 13, 1999 (incorporated by reference to the Company's Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990 and DEF Form 14A filed by the Company on March 19, 1999).

       4.5 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990).

       5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

       23.1 Consent of Independent Registered Public Accounting Firm, Rowles & Company LLP.

       23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.1).

       24.1   Power of Attorney (included in signature page).

Item 9.  Undertakings.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or on the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment of any securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 18, 2007.


                                     CARROLLTON BANCORP


                                     By: /s/ Robert A. Altieri
                                         ----------------------------
                                         Robert A. Altieri
                                         President and Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Each person whose signature appears below in so signing also makes, constitutes and appoints Robert A. Altieri and James M. Uveges, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Signature                     Title                        Date
         ---------                     -----                        ----

/s/ Albert R. Counselman         Chairman of the Board           May 18, 2007
--------------------------       and Director
Albert R. Counselman

/s/ Robert A. Altieri            President and Chief             May 18, 2007
--------------------------       Executive Officer
Robert A. Altieri

/s/ James M. Uveges              Senior Vice President           May 18, 2007
--------------------------       and Chief Financial Officer
James M. Uveges

/s/ Gary M. Jewell               Senior Vice President           May 18, 2007
--------------------------
Gary M. Jewell

/s/ William D. Sherman           Senior Vice President           May 18, 2007
--------------------------
William D. Sherman

s/ Michael J. Camiel             Senior Vice President           May 18, 2007
--------------------------
Michael J. Camiel

/s/ Edward R. Bootey             Senior Vice President           May 18, 2007
--------------------------
Edward R. Bootey

/s/ Deanna L. Lintz              Senior Vice President           May 18, 2007
--------------------------
Deanna L. Lintz

/s/ Lola B. Stokes               Senior Vice President           May 18, 2007
--------------------------
Lola B. Stokes

/s/ Francis X. Ryan              Director                        May 18, 2007
--------------------------
Francis X. Ryan

/s/ David P. Hessler             Director                        May 18, 2007
--------------------------
David P. Hessler

/s/ William C. Rogers, Jr.       Director                        May 18, 2007
--------------------------
William C. Rogers, Jr.

/s/ Robert J. Aumiller           Director                        May 18, 2007
--------------------------
Robert J. Aumiller

/s/ Ben F. Mason                 Director                        May 18, 2007
--------------------------
Ben F. Mason

/s/ Charles E. Moore, Jr.        Director                        May 18, 2007
--------------------------
Charles E. Moore, Jr.

/s/ John Paul Rogers             Director and                    May 18, 2007
--------------------------       Chairman of the
John Paul Rogers                 Bank

/s/ Steven K. Breeden            Director                        May 18, 2007
--------------------------
Steven K. Breeden

/s/ Harold I. Hackerman          Director                        May 18, 2007
--------------------------
Harold I. Hackerman

/s/ Howard S. Klein              Director                        May 18, 2007
--------------------------
Howard S. Klein

/s/ William L. Hermann           Director                        May 18, 2007
--------------------------
William L. Hermann

                                  EXHIBIT INDEX



           Number                      Exhibit
           ------                      -------

           4.1        Carrollton Bancorp 2007 Equity Plan.

           4.4 Articles of Incorporation of the Company dated January 11, 1990, as amended by Articles of Amendment dated May 13, 1999 (incorporated by reference to the Company's Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990 and DEF Form 14A filed by the Company on March 19, 1999).

           4.5 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990).

           5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

           23.1 Consent of Independent Registered Public Accounting Firm, Rowles & Company LLP.

           23.2       Consent  of  Ballard  Spahr   Andrews  &  Ingersoll,   LLP
                      (included as part of Exhibit 5.1).

           24.1       Power of Attorney (included in signature page).